Exhibit 16.1


VIA FACSIMILE
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(202) 942-9656
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Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

July 6, 2001

Dear Sir/Madam:

We have read Item 4(i) and 4(ii) included in Amendment No. 2 to the Form 8-K dated July 6, 2001 of IPI, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP



Copy to:
Dave M. Engel, Vice President of Finance and Chief Financial Officer, IPI, Inc.